Exhibit 10.1

EXECUTION VERSION

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of November 2, 2018, is by and among WestRock Company (formerly, Whiskey Holdco, Inc.), a Delaware corporation (“Holdco”), WestRock CP, LLC, a Delaware limited liability company (“WestRock CP”), WestRock Converting, LLC (formerly, WestRock Converting Company), a Georgia limited liability company (“WestRock Converting”), WestRock Virginia, LLC (formerly, WestRock Virginia Corporation), a Delaware limited liability company (“WestRock Virginia”, and, together with WestRock CP and WestRock Converting, the “Borrowers”), and CoBank, ACB, as administrative agent under the Credit Agreement (as defined below) (the “Administrative Agent”), under that certain Credit Agreement dated as of July 1, 2015 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among WRKCo Inc. (formerly, WestRock Company), a Delaware corporation (the “Parent”), the Borrowers, the Initial Guarantors, the lenders named therein and such other lenders that thereafter become parties thereto, and the Administrative Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

In connection with the Agreement and Plan of Merger, dated as of January 28, 2018, among Holdco, the Parent, Whiskey Merger Sub, Inc., a Delaware corporation, Kola Merger Sub, Inc., a Delaware corporation, and KapStone Paper and Packaging Corporation, a Delaware corporation, and as a condition precedent to the effectiveness of the amendments set forth in Amendment No. 2 to the Credit Agreement, dated as of March 7, 2018, Holdco has elected to become party to, and a Guarantor under, the Credit Agreement.

Accordingly, Holdco and the Borrowers hereby agree as follows with the Administrative Agent, for the benefit of the Lenders:

1.        Holdco hereby acknowledges, agrees and confirms that, by its execution of this Agreement, Holdco will be deemed to be a party to, and a “Guarantor” and the “Holdco” under, the Credit Agreement and shall have all of the obligations of a Guarantor and the Holdco thereunder as if it had executed the Credit Agreement. Holdco hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Credit Documents, including without limitation (a) all of the representations and warranties set forth in Article III of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Articles V and VI of the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, Holdco hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Credit Party Obligations in accordance with Article X of the Credit Agreement.

2.        Holdco acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto. The information on the schedules to the Credit Agreement is hereby supplemented (to the extent permitted under the Credit Agreement) to reflect the information shown on the attached Schedule A.

3.        The Borrowers confirm that the Credit Agreement is, and upon Holdco becoming a Guarantor and the Holdco, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon Holdco becoming a Guarantor and the Holdco, the term “Credit Party Obligations” shall include all obligations of Holdco under the Credit Agreement and under each other Credit Document.

4.        Each of the Borrowers and Holdco agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement in order to effect the purposes of this Agreement.

5.        This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

6.        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York. The terms of Sections 9.12, 9.13 and 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

WESTROCK COMPANY,
a Delaware corporation

By:	/s/ John D. Stakel
Name:	John D. Stakel
Title:	Senior Vice President and Treasurer

WESTROCK CP, LLC,
a Delaware limited liability company

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Senior Vice President and Treasurer

WESTROCK CONVERTING, LLC,
a Georgia limited liability company

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Senior Vice President and Treasurer

WESTROCK VIRGINIA, LLC,
a Delaware limited liability company

By:	/s/ John D. Stakel
	Name:	John D. Stakel
	Title:	Senior Vice President and Treasurer

IN WITNESS WHEREOF, each of the Borrowers and Holdco has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

Acknowledged, accepted and agreed:

COBANK, ACB,
as Administrative Agent

By:	/s/ Zachary Carpenter
Name:	Zachary Carpenter
Title:	Vice President

SCHEDULE A

to

Joinder Agreement

Schedules to Credit Agreement

None.